UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

Rodin Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-221824	81-1144197
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2021, Paul Pion tendered his resignation as Chief Financial Officer and Treasurer of Rodin Income Trust Inc. (the “Company”) and its advisor, Rodin Income Advisors, LLC (the “Advisor”), effective immediately. In addition, Mr. Pion resigned as a Director of the Company’s Board of Directors (the “Board”) effective as of January 25, 2021. Mr. Pion’s resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practice.

In addition, on January 26, 2021, the  Board appointed John C. Griffin as a Director, Chief Financial Officer and Treasurer to fill the vacancy created by Mr. Pion’s resignation, effective immediately. Mr. Griffin will also serve as the Advisor’s Chief Financial Officer and Treasurer.

John C. Griffin, 63, has served as Managing Director of Cantor Fitzgerald, L.P. (“Cantor”) and finance head of Cantor’s Commercial Real Estate Investment Management division since April, 2017 and as Chief Financial Officer and Investment Committee member of Resolution Recovery Partners LP, an institutional fund managed by an affiliate of the Company’s sponsor, Cantor Fitzgerald Investors, LLC (“CFI”), since August 2014. Mr. Griffin will also serve as Chief Financial Officer, Treasurer and director of Cantor Fitzgerald Income Trust, Inc., a public non-traded real estate investment trust sponsored by CFI and as co-Chief Financial Officer of Cantor Silverstein Opportunity Zone Trust, Inc., a private fund that is co-sponsored by our sponsor.  At Cantor, Mr. Griffin oversees a range of functions, most notably, comprehensive accounting and operational control for Cantor sponsored real estate funds.  Mr. Griffin has more than 40 years of professional experience in the commercial real estate sector and financial services industry.  Prior to joining Cantor, Mr. Griffin served as Chief Financial Officer and Chief Administrative Officer of Ranieri Real Estate Partners LP from 2012 to 2014 and at various positions within Deutsche Bank for approximately 14 years, including most recently as Chief Administrative Officer of the Global  Commercial Real Estate business.  Mr. Griffin holds a FINRA FINOP 28 License. He received his B.S. in Economics and Finance from Cornell University.

The Company believes that Mr. Griffin’s extensive experience in the financial services industry supports his appointment to the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.

Date: January 29, 2021	By:	/s/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer